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1.1  Memorandum of Association of Offshore Systems International Ltd.


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                                                --------------------------------
                                                I HEREBY CERTIFY THAT THESE ARE
                                                COPIES OF DOCUMENTS FILED WITH
                                                THE REGISTRAR OF COMPANIES ON
                                                JUN 10 1987


                                                /s/ Illegible
                                                --------------------------------
                                                REGISTRAR OF COMPANIES
                                                FOR THE PROVINCE OF BRITISH
                                                COLUMBIA

                          PROVINCE OF BRITISH COLUMBIA

                                   COMPANY ACT

                           (R.S.B.C. 1979, Chapter 59)

                                   MEMORANDUM

                                       OF

                           KAPPA RESOURCE CORPORATION

     I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the company is "KAPPA RESOURCE CORPORATION".

2. The authorized capital of the company consists of 300,000,000 shares divided into:

     (a)  100,000,000 common shares without par value;

     (b) 100,000,000 Class "A" Preference shares with a par value of $10.00 each; and

     (c) 100,000,000 Class "B" Preference shares with a par value of $50.00 each.

The special rights and restrictions attached to the Class "A" Preference shares and the Class "B" Preference shares are as set out in the Articles of the Company.

3. I agree to take the number and class of shares in the Company set opposite my name.

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FULL NAME, RESIDENT ADDRESS                       NUMBER AND CLASS OF SHARE(S)
AND OCCUPATION OF SUBSCRIBER                      TAKEN BY SUBSCRIBER

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/s/ Michael F. Provenzano                               ONE (1) COMMON SHARE
-------------------------
Michael F. Provenzano
224 E. 20th Street
North Vancouver, B.C.
V7L 3AP

Barrister and Solicitor

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TOTAL SHARES TAKEN:                                  ONE (1) COMMON SHARE

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DATED at Vancouver, British Columbia, this 4th day of June, 1987.

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                                  SCHEDULE "A"

                                   COMPANY ACT

                                     FORM 1

                               ALTERED MEMORANDUM

            (AS ALTERED BY SPECIAL RESOLUTION DATED DECEMBER 20, 1989

     I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1.   The name of the Company is "OFFSHORE SYSTEMS INTERNATIONAL LTD."

2. The authorized capital of the Company consists of 300,000,000 shares divided into:

     (a)  100,000,000 common shares without par value;

     (b) 100,000,000 Class "A" Preference shares without par value of which 10,000,000 shares are designated Class "A" Preference shares Series A Convertible; and

     (c) 100,000,000 Class "B" Preference shares with a par value of $50.00 each.

The special rights and restrictions attached to all Class "A" Preference shares and the Class "B" Preference shares are as set out in the Articles of the Company.

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                                  SCHEDULE "B"
                             to the Minutes of the
                        Extraordinary General Meeting of
                          KAPPA RESOURCES CORPORATION
                           held on December 20, 1989

23.03 Subject to Articles 23.01 and 23.02, the Class "A" Preference shares Series A Convertible of the Company shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

     (a) Each Class "A" Preference shares Series A Convertible held shall entitle the holder thereof to one vote, either in person or by proxy at any general meeting of the Company;

     (b) The holders of the Class "A" Preference shares Series A Convertible shall have the right to convert fully paid Class "A" Preference shares Series A Convertible into Common Shares without par value in the capital of the Company on the basis of one (1) Common Share for each Class "A" Preference Series "A" Convertible Share converted;

     (c) The conversion right provided for herein may be exercised by notice in writing given to any Transfer Agent of the Company for the Class "A" Preference shares Series A Convertible accompanied by the certificate or certificates representing the Class "A" Preference shares Series A Convertible in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the person or persons registered on the books of the Company as the holder of the Class "A" Preference shares Series A Convertible in respect of which such right is being exercised or by his or their duly authorized attorney and shall specify the number of Class "A" Preference shares Series A Convertible which the holder desires to have converted. Upon the transfer agent receiving such notice, the Company shall issue certificates for Common Shares at the rate hereinbefore provided and in accordance with the provisions hereof to the registered holder of the Class "A" Preference shares Series A Convertible represented by the certificate or certificates accompanying such notice, or such name or names as such registered holder may direct in writing. If less than all of the Class "A" Preference shares Series A Convertible represented by any certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, a new certificate representing the Class "A" Preference shares Series A Convertible apprised in the certificate or certificates surrendered

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          aforesaid which are not to be converted.

     (d) The registered holders of any Class "A" Preference shares Series A Convertible at the close of business on the record date for any dividend payable on such shares shall be entitled to such dividend notwithstanding that such shares are converted into Common Shares after such record date and before the payment date of such dividend. The registered holders of any Class "A" Preference shares Series A Convertible shall be entitled to receive in each calendar year, when, as and if declared by the board out of the net profits and surplus of the Company properly applicable to the payments of dividends, in priority to the Common Shares, non-cumulative dividends at a rate not exceeding $0.01 per Class "A" Preference Series "A" Convertible Share;

     (e) In the case of any Class "A" Preference shares Series A Convertible which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the third (3rd) business day prior to the date fixed for redemption, provided, however, that if the Company shall fail to redeem such Class "A" Preference shares Series A Convertible in accordance with the notice of redemption the right of conversion shall thereupon be restored and continue as before;

     (f) Subject as hereinafter provided in this sub-clause (g), the right of a holder of Class "A" Preference shares Series A Convertible to convert the same into Common Shares shall be deemed to have been exercised, and the registered holders of Class "A" Preference shares Series A Convertible so converted (or any person or persons in whose name or names any such registered holder of Class "A" Preference shares Series A Convertible shall have directed certificates representing Common Shares to be issued as provided in sub-clause (c) hereof) shall be deemed to have become holders of Common Shares of record of the Company for all purposes, on the respective dates of surrender of certificates representing the Class "A" Preference shares Series A Convertible to be converted accompanied by notice in writing as provided in subclause (c) hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Class "A" Preference shares Series A Convertible have been converted;

     (g) (i) In the event of any subdivision and/or reclassification and/or change of the Common Shares

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          while any of the Class "A" Preference shares Series A Convertible are outstanding into a greater number and/or a different class or classes of shares, the holder of any Class "A" Preference shares Series A Convertible exercising the conversion right attaching thereto at any time after such subdivision and/or reclassification and/or change shall be entitled to such additional number and/or different class or classes of shares as would have resulted from such subdivision and/or reclassification and/or change if the right of conversion had been exercised prior to the date of such subdivision and/or reclassification and/or change;

          (ii) In the event of any consolidation and/or reclassification and/or change of the Common Shares while any of the Class "A" Preference shares Series A Convertible are outstanding into a lesser number and/or different class or classes of shares, the holder of any Class "A" Preference shares Series A Convertible exercising the conversion right attaching thereto at any time after such consolidation and/or reclassification and/or change shall be entitled to such lesser number and/or different class or classes of shares as would have resulted from such consolidation and/or reclassification and/or change if the right of conversion had been exercised prior to the date of such consolidation and/or reclassification and/or change;

          (iii) If the holder of any Class "A" Preference shares Series A Convertible shall exercise the conversion right attaching thereto at any time after the payment by the Company of any dividend on the Common Shares payable in Common Shares of the Company or a dividend on the Common Shares payable at the option of the holders thereof either in Common Shares of the Company or in cash, such holder shall be entitled to the number of Common Shares which he would have entitled to on the exercise of such right of conversion of such Class "A" Preference shares Series A Convertible if such dividend had not been paid and, in addition, to such additional number of shares as would have been payable on the Common Shares which would have resulted from the exercise of such right of conversion if they had been outstanding on the record date for the payment of such dividend and if such holder had exercised any such option so as to be entitled to shares and not to cash;

          (iv) If any question shall at any time arise with respect to adjustments of the conversion right as aforesaid, such question shall be conclusively determined by the Auditors of the Company and any such

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          determination shall be binding upon the Company and all Transfer
          Agents and all shareholders of the Company; and

          (v) If the Company proposes to issue subscription warrants, or other rights, to the holders of its Common Shares generally to purchase shares or other securities of the Company or of any other corporation, the company shall so notify each registered holder of Class "A" Preference shares Series A Convertible by written notice given at least thirty (30) days prior to the dated fixed by the Company as the record date in connection with the issue of such subscription warrants, or other rights, to purchase shares or other securities;

     (h) The Company shall not issue fractional shares upon any conversion but in lieu thereof the Company shall issue bearer non-voting and non-dividend bearing fractional certificates in a form approved by the board of directors; and

     (i) All shares resulting from any conversion of Class "A" Preference shares Series A Convertible into Common Shares (including whole Common Shares resulting from conversions) shall be fully paid and non-assessable; nothing herein contained shall affect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.